CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 434 and Amendment No. 437 to the Registration Statement on Form N-1A of EA Series Trust and to the use of our report dated November 27, 2024 on the financial statements and financial highlights of Freedom 100 Emerging Markets ETF, a series of EA Series Trust. Such financial statements and financial highlights appear in the 2024 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
January 24, 2025